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                              RELOCATION AGREEMENT

        THIS AGREEMENT is made as of the 19th day of December 1997, by and between SWEETHEART HOLDINGS INC., a Delaware Corporation ("Sweetheart") and Daniel M. Carson, a resident of the State of Maryland (the "Executive").

                                   SECTION I

                                  INTRODUCTION

        The Executive is employed by Sweetheart and its wholly owned subsidiary, Sweetheart Cup Company Inc. (collectively, the "Company") in an executive capacity. In connection with the Executive's employment with the Company, the Executive relocated to the Owings Mills, Maryland area. The Company desires to provide the Executive with financial protection against losses the Executive may experience if the Executive's employment is terminated from the Company without Cause, or he terminates his employment for Good Reason, within a one (1) year period beginning on a Change of Control or Equity Sale of the Company (as such capitalized terms are defined below) and he places his primary residence for sale in connection with a relocation outside the Owings Mills, Maryland area within one (1) year of such termination.

                                   SECTION 2

                                  DEFINITIONS

        Whenever used herein, the following words and phrases, when used herein, have the meanings set forth below:

        "Cause" means the occurrence of any of the following events- (i) willful and continued failure (other than such failure resulting from his incapacity during physical or mental illness) by the Executive to substantially perform his duties with the Company or Sweetheart Cup Company Inc.; provided,, however, that the Executive must be notified by the Company of any such failure to perform his duties and shall have 30 days from the date of such notice to cure such failure; (ii) any act by the Executive of fraud, misappropriation, dishonesty, embezzlement or similar conduct the Company or Sweetheart Cup Company Inc.; or (iii) indictment or conviction of the Executive for a felony or any other crime involving moral turpitude.

         "Change in Control," means the occurrence, of

         (a) An acquisition (other than directly from Sweetheart) of any voting securities of Sweetheart (the "Voting Securities") or Sweetheart's wholly owned subsidiary (Sweetheart Cup Company Inc.) by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) other than American Industrial Partners Capital Fund, LP or its affiliates, or an employee benefit plan maintained by Sweetheart, immediately after which such Person has

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         "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty-one percent (51%) or more of the combined voting power of Sweetheart's or Sweetheart Cup Company Inc.'s then outstanding Voting Securities; or

         (b)      The consummation of one of the following transactions:

                           (i) A merger, consolidation or reorganization
                  involving Sweetheart where the stockholders of Sweetheart, immediately before such merger, consolidation or reorganization, fail to own directly or indirectly immediately following such merger, consolidation or reorganization, at least fifty-one (51%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization.

                           (ii) A complete liquidation or dissolution of
                  Sweetheart or of Sweetheart Cup Company Inc. or

                           (iii) The sale or other disposition of all or
                  substantially all of the assets of Sweetheart or of Sweetheart Cup Company Inc.

         "Equity Sale" means the occurrence, of-.

                  (a) An acquisition (other than directly from the Company) of any equity securities of the Company (the "Equity Securities") or of the Company's wholly-owned subsidiary (Sweetheart Cup Company Inc.) by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) other than American Industrial Partners Capital Fund, LP or its affiliates or an employee benefit plan maintained by the Company, immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of Equity Securities representing sixty percent (60%) or more of the combined value of the Company's or Sweetheart Cup Company Inc.'s then outstanding Equity Securities; or

                  (b) The consummation of a merger, consolidation or reorganization involving the Company where the stockholders of the Company, immediately before such merger, consolidation or reorganization, fail to own directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty (60%) of the combined value of the outstanding Equity Securities of the corporation resulting from such merger or consolidation or reorganization.

        "Good Reason" means (i) the Executive's duties, authorities, responsibilities (including reporting authority and responsibility) or title are materially and adversely modified without the

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Executive's written consent or (ii) the Executive's Base Compensation is reduced, except for a reduction of no more than ten percent (10%) per year applicable to all salaried employees.

                                   SECTION 3

                             RELOCATION ASSISTANCE

         3.1 If the conditions set forth within Section 3.2 are met, the Company shall pay to the Executive an amount, not to exceed $168,264 to compensate the Executive for any Relocation Losses. As used in this Section 3.1 the term "Relocation Loss," which shall be calculated in accordance with the formula set forth on Exhibit 1, means: the sum of (a) the difference between
(i) $546,774 and (ii) the gross selling price of the Executive's principal residence in the Owings Mills, Maryland area, less brokerage commissions on such sale, transfer fees and tax, and any points or closing costs paid by the Executive, and (b) a tax gross up of such difference at an assumed income tax rate of 44.95% (the "Tax Rate").

         3.2 An Executive will be entitled to the benefits provided in Section
3.1 hereof if all of the following conditions have been met.:

                  (a) Within a one (1) year period beginning on the date of a Change of Control or Equity Sale, the Executive's employment with the Company is terminated without Cause or the Executive terminates employment for Good Reason (a "Qualified Termination");

                  (b) The Executive notifies the Company that he has listed for sale his principal residence in the Owings Mills, Maryland area on or before the expiration of one (1) year from the date of the Qualified Termination;

                  (c) The Executive enters into a contract for the sale of his principal residence in the Owings Mills, Maryland area within two years of the listing of the residence for sale and closes on such sale within the period set forth in such contract; and

                  (d) The location of the Executive's new principal residence is at least thirty-five (35) miles further from the Company's principal offices in the Owings Mills, Maryland than the Executives previous principal residence.

         3.3 Payment of the amount described in Section 3.1 to the Executive shall be made in cash, no later than thirty (30) days following the date the Executive provides the Company with a copy of the closing statement for the sale of his Owings Mills, Maryland area principal residence and evidence of the satisfaction of the conditions set forth in Section 3.2

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                                   SECTION 4.

                                 MISCELLANEOUS

         4.1 This Agreement may not be amended except by a written instrument executed by Sweetheart and Executive.

         4.2 Any dispute arising under this Agreement shall be submitted to binding arbitration initiated in accordance with the rules of the American Arbitration Association in Baltimore, Maryland. The results of such proceedings shall be conclusive and shall not be subject to judicial review. The Company agrees to pay the entire cost of any arbitration or legal proceeding arising from any dispute hereunder including the legal fees of the Executive, regardless of the outcome of any such proceeding, unless the arbitrators or the court hearing such proceeding determines that the Executives claim was submitted in bad faith in which event the Company shall not pay any legal fees and of the Executive or beneficiary.

         4.3 This Agreement shall not give the Executive any right or claim except to the extent that such right is specifically fixed under the terms of the Agreement.

         4.4 To the extent not preempted by applicable federal law, this Agreement is governed by and construed in accordance with the laws of the State of Maryland.

         IN WITNESS WHEREOF, the Company has executed this document as of the 19th day of December, 1997.

                                      SWEETHEART HOLDINGS INC.

                                      By: /s/ William F. McLaughlin

                                          ------------------------------------
                                          William F. McLaughlin
                                          President and Chief Executive Officer

ATTEST:

/s/ Daniel M. Carson

---------------------------------
    Daniel M. Carson

Title:   Corporate Secretary

---------------------------------
         [CORPORATE SEAL]

                                      EXECUTIVE:  Daniel M. Carson

                                      /s/ Daniel M. Carson

                                     ------------------------------------
                                      Owings Mills Area Address:
                                      2941 Hunt Valley Drive, Glenwood MD

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                                   EXHIBIT I

                                       to

                                            Relocation Agreement

Formula:

[(a)(i) - (a)(ii)]divided by [1- Tax Rate] = Relocation Loss

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